Exhibit (h)(7)

John Hancock Investment Management Services, LLC 601 Congress Street Boston, MA 02210

July 1, 2017

To the Trustees of:

John Hancock Variable Insurance Trust

601 Congress Street

Boston, MA 02210

Re:      Advisory Fee Waiver Agreement

With reference to the Amended and Restated Advisory Agreement dated September 26, 2008, as amended, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Variable Insurance Trust (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to waive its advisory fee for each Fund and, to the extent necessary, bear other expenses, as set forth in the Appendix attached hereto. As noted in the Appendix, certain waivers are voluntary and may be terminated at any time by the Adviser upon notice to the Trust.

2. We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trust and the Fund with the Securities and Exchange Commission and in accruing the Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.

Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Jeff Long____________________________________
Jeff Long
Chief Financial Officer

Appendix

Lifestyle Balanced PS Series

Lifestyle Conservative PS Series

Lifestyle Growth PS Series

Lifestyle Moderate PS Series

The Adviser voluntarily agrees to reduce its advisory fee that would be payable by each Fund list above (after giving effect to asset-based breakpoints) by 0.005% of the fund's average daily net assets.

This voluntary management fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Lifestyle Aggressive PS Series

Lifestyle Balanced PS Series

Lifestyle Conservative PS Series

Lifestyle Growth PS Series

Lifestyle Moderate PS Series

The Adviser contractually agrees until April 30, 2018 to reimburse Expenses of each class of shares of the Funds listed below so that Expenses for a class of shares do not exceed the Expense Limit set forth below. Expense include all expenses of the Fund attributable to the class except: (a) advisory fees, (b) Rule 12b-1 fees, (c) taxes, (d) portfolio brokerage commissions, (e) interest, (f) underlying fund expenses, (g) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Trust and (h) short dividends.

(Expense Limit
(as a percentage of the
Average Annual
Fund	Net Assets of the class of shares)

Lifestyle Aggressive PS Series	0.04%
Lifestyle Balanced PS Series	0.04%
Lifestyle Conservative PS Series	0.04%
Lifestyle Growth PS Series	0.04%
Lifestyle Moderate PS Series	0.04%

This expense limit expires on April 30, 2018 unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

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Lifestyle Aggressive MVP

Lifestyle Balanced MVP

Lifestyle Conservative MVP

Lifestyle Growth MVP

Lifestyle Moderate MVP

The Adviser voluntarily agrees to reduce the advisory fee that would be payable by each series of the Trust listed below (after giving effect to asset-based breakpoints) by 0.010% of the Fund’s average daily net assets.

Lifestyle Aggressive MVP

Lifestyle Balanced MVP

Lifestyle Conservative MVP

Lifestyle Growth MVP

Lifestyle Moderate MVP

This voluntary advisory fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Lifestyle Aggressive MVP

Lifestyle Balanced MVP

Lifestyle Conservative MVP

Lifestyle Growth MVP

Lifestyle Moderate MVP

The Adviser contractually agrees until April 30, 2018 to reimburse Expenses of each class of shares of the Funds listed below so that Expenses for a class of shares do not exceed the Expense Limit set forth below. Expense include all expenses of the Fund attributable to the class except: (a) advisory fees, (b) Rule 12b-1 fees, (c) taxes, (d) portfolio brokerage commissions, (e) interest, (f) underlying fund expenses, (g) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Trust and (h) short dividends.

(Expense Limit
(as a percentage of the
Average Annual
Fund	Net Assets of the class of shares)

Lifestyle Aggressive MVP	0.00%
Lifestyle Balanced MVP	0.00%
Lifestyle Conservative MVP	0.00%
Lifestyle Growth MVP	0.00%
Lifestyle Moderate MVP	0.00%

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This expense limit expires on April 30, 2018 unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Global Trust

International Value Trust

Small Cap Opportunities Trust

The Adviser contractually agrees until April 30, 2018 to waive its advisory fee for the Funds listed below so that the amount retained by the Adviser after payment of the subadvisory fee does not exceed 0.45% of the Fund’s average annual net assets.

Global Trust

International Value Trust

Small Cap Opportunities Trust

This advisory fee waiver expires on April 30, 2018 unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Strategic Equity Allocation Trust

The Adviser voluntarily agrees to waive its advisory fee for the Strategic Equity Allocation Trust so that the amount retained by the Adviser after payment of the subadvisory fee does not exceed 0.45% of the Fund’s average annual net assets. This voluntary management fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Money Market Trust

The Adviser contractually agrees until April 30, 2018 to reimburse Expenses of the Money Market Trust so that Expenses of each class of the Fund do not exceed 0.28% of the Fund’s average annual net assets. Expenses of the Fund attributable to the class include all expenses of the Fund including advisory fees but excluding: (a) taxes, (b) portfolio brokerage commissions, (c) interest, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Trust, (e) short dividends, (f) acquired fund fees and (g) Rule 12b-1 fees.

This expense limit expires on April 30, 2018 unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

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500 Index Trust B

International Equity Index Trust B

Total Bond Market Trust B

The Adviser contractually agrees until April 30, 2018 to reimburse Expenses of each class of the Funds listed below so that the Expenses for each class of the Fund do not exceed the amounts listed below. Expenses of the Fund attributable to the class include all expenses of the Fund including advisory fees but excluding: (a) taxes, (b) portfolio brokerage commissions, (c) interest, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Trust, (e) short dividends, (f) acquired fund fees and (g) Rule 12b-1 fees.

Fund Average Annual Net Assets of the Fund

Fund	Average Annual Net Assets of the Fund

500 Index Trust B	0.25%
International Equity Index Trust B	0.34%
Total Bond Market Trust B	0.25%

Each expense reimbursement expires on April 30, 2018 unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time. This expense reimbursement supercedes all prior agreements by the Adviser to reimburse expenses of the Funds.

T. Rowe Price Subadvised Funds

The Adviser has voluntarily agreed to reduce the management fee for each of the following funds subadvised by T. Rowe Price Associates, Inc. (“T. Rowe Price”) by the amount that the subadvisory fee for the Fund is reduced by T. Rowe Price pursuant to the T. Rowe Price Amended and Restated Group Fee Waiver dated May 1, 2009.

Blue Chip Growth Trust

Capital Appreciation Value Trust

Equity-Income Trust

Health Sciences Trust

Mid Value Trust

Science & Technology Trust

Small Company Value Trust

New Income Trust

This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

5

Deutsche Bank Subadvised Funds

The Adviser has voluntarily agreed to reduce the management fee for the following fund subadvised by Deutsche Investment Management Americas Inc. (“Deutsche”) by the amount that the subadvisory fee for the fund is reduced by Deutsche pursuant to the Deutsche fee letter agreement dated May 13, 2013.

Real Estate Securities Trust

This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

Lifestyle Aggressive MVP

Lifestyle Balanced MVP

Lifestyle Conservative MVP

Lifestyle Growth MVP

Lifestyle Moderate MVP

(the “Lifestyle MVPs”)

The Adviser voluntarily agrees to waive its advisory fee for each Lifestyle MVP so that the aggregate advisory fee retained by the Adviser with respect to both the Lifestyle MVP and its underlying investments (after payment of subadvisory fees) does not exceed 0.50% of the Lifestyle MVP’s first $7.5 billion of average annual net assets and 0.49% of the Lifestyle MVP’s average annual net assets in excess of $7.5 billion.   The Adviser may terminate this voluntary waiver at any time as to a Lifestyle MVP upon notice to such Lifestyle MVP.

Lifestyle Aggressive PS Series

Lifestyle Balanced PS Series

Lifestyle Conservative PS Series

Lifestyle Growth PS Series

Lifestyle Moderate PS Series

(the “Lifestyle PS Series”)

The Adviser voluntarily agrees to waive its advisory fee for each Lifestyle PS Series so that the aggregate advisory fee retained by the Adviser with respect to both the Lifestyle PS Series and its underlying investments (after payment of subadvisory fees) does not exceed 0.50% of the Lifestyle PS Series’ first $7.5 billion of average annual net assets and 0.49% of the Lifestyle PS Series’ average annual net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time as to a Lifestyle PS Series upon notice to such Lifestyle PS Series.

6

Lifecycle Portfolios

The Adviser voluntarily agrees to waive its advisory fee for each Lifecycle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion.  The Adviser may terminate this voluntary waiver as to a Lifecycle Portfolio at any time upon notice to such Lifecycle Portfolio.

Mid Cap Index Trust

The Adviser contractually agrees until April 30, 2018 to reduce its advisory fee that would be payable by the Mid Cap Index Trust (after giving effect to asset-based breakpoints) by 0.10% of the fund's average daily net assets.

This advisory fee waiver expires on April 30, 2018 unless renewed by mutual agreement of the Mid Cap Index Trust and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Small Cap Index Trust

The Adviser contractually agrees until April 30, 2018 to reduce its advisory fee that would be payable by the Small Cap Index Trust (after giving effect to asset-based breakpoints) by 0.05% of the fund's average daily net assets.

This advisory fee waiver expires on April 30, 2018 unless renewed by mutual agreement of the Small Cap Index Trust and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Alpha Opportunities Trust

The Adviser voluntarily agrees to reduce its advisory fee that would be payable by the Alpha Opportunities Trust (after giving effect to asset-based breakpoints) by 0.03% of the Alpha Opportunities Trust's average daily net assets.  The Adviser may terminate this voluntary waiver at any time upon notice to the Alpha Opportunities Trust.

Financial Industries Trust

The Adviser has agreed to contractually limit the effective advisory fee rate charged to the Financial Industries Trust to 0.78% of the fund’s average daily net assets. This advisory fee limitation will remain in effect until April 30, 2018.

7

This advisory fee waiver expires on April 30, 2018 unless renewed by mutual agreement of the Financial Industries Trust and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Income Trust

The Adviser voluntarily agrees to reduce its advisory fee that would be payable by the Income Trust (after giving effect to asset-based breakpoints) by 0.03% of the Income Trust's average daily net assets. The Adviser may terminate this voluntary waiver at any time upon notice to the Income Trust.

Fundamental Large Cap Value Trust

The Adviser voluntarily agrees to reduce the advisory fee that would be payable by Fundamental Large Cap Value Trust (after giving effect to asset-based breakpoints) by 0.003% of the Fund’s average daily net assets.

This voluntary advisory fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Science & Technology Trust

The Adviser has voluntarily agreed to waive 0.05% of its advisory fee otherwise payable on the Aggregate Net Assets* of Science & Technology Trust between and including $250,000,001 and $500,000,000 that are managed by Allianz Global Investors U.S. LLC.

*Aggregate Net Assets include the net assets of the Science & Technology Trust and the Science & Technology Fund, a series of John Hancock Funds II.

Total Stock Market Index Trust

The Adviser voluntarily agrees to reduce the advisory fee that would be payable by the Total Stock Market Index Trust (after giving effect to asset-based breakpoints) by 0.07% of the Fund’s average daily net assets.

This voluntary advisory fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Bond Trust

The Adviser voluntarily agrees to reduce the advisory fee that would be payable by the Bond Trust (after giving effect to asset-based breakpoints) by 0.02% of the Fund’s average daily net assets. This voluntary advisory fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

8

Funds Listed in Attachment A

The Adviser voluntarily agrees to reduce its management fee for the Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund listed in Attachment A. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fee, (f) 12b-1 fee, (g) underlying fund expenses and, in the case of a feeder fund, the expenses of the master fund, and (h) short dividends. This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

9

Attachment A

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Platform	Fund	Fund Name	Cap %	Effective Date	Expiration Date
JHVIT	675C	JHVIT Active Bond Trust	0.150%	10/1/2009	Voluntary
JHVIT	2CK1	JHVIT Alpha Opportunities Trust	0.200%	10/1/2009	Voluntary
JHVIT	2CIP	JHVIT American Asset Allocation Trust	0.100%	5/1/2010	Voluntary
JHVIT	2CIJ	JHVIT American Global Growth Trust	0.100%	5/1/2010	Voluntary
JHVIT	2A19	JHVIT American Growth Trust	0.100%	10/1/2009	Voluntary
JHVIT	2A21	JHVIT American Growth-Income Trust	0.100%	10/1/2009	Voluntary
JHVIT	2A20	JHVIT American International Trust	0.100%	10/1/2009	Voluntary
JHVIT	2CIM	JHVIT American New World Trust	0.100%	5/1/2010	Voluntary
JHVIT	2C25	JHVIT Blue Chip Growth Trust	0.200%	10/1/2009	Voluntary
JHVIT	2Y31	JHVIT Bond Trust	0.150%	11/1/2009	Voluntary
JHVIT	2C75	JHVIT Capital Appreciation Trust	0.200%	10/1/2009	Voluntary
JHVIT	2CKR	JHVIT Capital Appreciation Value	0.200%	10/1/2009	Voluntary
JHVIT	2A39	JHVIT Core Bond Trust	0.150%	10/1/2009	Voluntary
JHVIT	2A56	JHVIT Core Strategy Trust	0.100%	5/1/2011	Voluntary
JHVIT	2CIA	JHVIT Emerging Markets Value Trust	0.250%	10/1/2009	Voluntary
JHVIT	2C26	JHVIT Equity-Income Trust	0.200%	10/1/2009	Voluntary
JHVIT	2C78	JHVIT Financial Industries Trust	0.200%	10/1/2009	Voluntary
JHVIT	2A17	JHVIT Fundamental All Cap Core Trust	0.200%	10/1/2009	Voluntary
JHVIT	2A28	JHVIT Fundamental Large Cap Value Trust	0.200%	10/1/2009	Voluntary
JHVIT	2C32	JHVIT Global Bond Trust	0.150%	10/1/2009	Voluntary
JHVIT	2C35	JHVIT Global Trust	0.250%	5/1/2010	Voluntary
JHVIT	2C77	JHVIT Health Sciences Trust	0.200%	10/1/2009	Voluntary
JHVIT	2C46	JHVIT High Yield Trust	0.150%	10/1/2009	Voluntary
JHVIT	2Y51	JHVIT International Growth Stock Trust	0.250%	9/16/2010	Voluntary
JHVIT	2A57	JHVIT International Small Company Trust	0.250%	10/1/2009	Voluntary
JHVIT	2C64	JHVIT International Value Trust	0.250%	10/1/2009	Voluntary
JHVIT	2C03	JHVIT Investment Quality Bond Trust	0.150%	10/1/2009	Voluntary
JHVIT	2C51	JHVIT Lifestyle Aggressive MVP	0.100%	10/1/2009	Voluntary
JHVIT	2C49	JHVIT Lifestyle Balanced MVP	0.100%	10/1/2009	Voluntary
JHVIT	2C47	JHVIT Lifestyle Conservative MVP	0.100%	10/1/2009	Voluntary
JHVIT	2C50	JHVIT Lifestyle Growth MVP	0.100%	10/1/2009	Voluntary
JHVIT	2C48	JHVIT Lifestyle Moderate MVP	0.100%	10/1/2009	Voluntary
JHVIT	2C71	JHVIT Mid Cap Index Trust	0.075%	11/1/2009	Voluntary
JHVIT	2C62	JHVIT Mid Cap Stock Trust	0.200%	10/1/2009	Voluntary
JHVIT	6743	JHVIT Mid Value Trust	0.200%	10/1/2009	Voluntary
JHVIT	2C01	JHVIT Money Market Trust	0.150%	10/1/2009	Voluntary
JHVIT	2CIV	JHVIT Mutual Shares Trust	0.200%	5/1/2010	Voluntary
JHVIT	2A47	JHVIT New Income Trust	0.150%	10/1/2009	Voluntary
JHVIT	2A04	JHVIT Real Estate Securities Trust	0.200%	10/1/2009	Voluntary
JHVIT	2DBK	JHVIT Science and Technology Trust	0.200%	10/1/2009	Voluntary
JHVIT	2Y13	JHVIT Short Term Government Income Trust	0.150%	1/1/2009	Voluntary
JHVIT	6724	JHVIT Small Cap Growth Trust	0.200%	10/1/2009	Voluntary
JHVIT	2C70	JHVIT Small Cap Index Trust	0.075%	11/1/2009	Voluntary
JHVIT	2ACK	JHVIT Small Cap Opportunities Trust	0.200%	10/1/2009	Voluntary
JHVIT	6753	JHVIT Small Cap Value Trust	0.200%	10/1/2009	Voluntary
JHVIT	2A48	JHVIT Small Company Growth Trust	0.200%	10/1/2009	Voluntary
JHVIT	2C52	JHVIT Small Company Value Trust	0.200%	10/1/2009	Voluntary
JHVIT	2X1C	JHVIT Strategic Equity Allocation Trust	0.200%	3/26/2012	Voluntary
JHVIT	2A29	JHVIT Strategic Income Opportunities Trust	0.150%	10/1/2009	Voluntary
JHVIT	2C72	JHVIT Total Stock Market Index Trust	0.075%	11/1/2009	Voluntary

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